CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2026, with respect to the consolidated financial statements included in the Annual Report of MarketWise, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Marketwise, Inc. on Form S-3 (File No. 333-258734) and Forms S-8 (File No. 333-259822 and File No. 333-288441).

/s/ GRANT THORNTON LLP

Arlington, Virginia March 05, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258734 on Form S-3 and Registration Statement Nos. 333-288441 and 333-259822 on Form S-8 of our report dated March 6, 2025 (March 5, 2026, as to the effects of the reverse stock split discussed in Note 2 and the 2025 reorganization discussed in Note 4), relating to the financial statements of Marketwise, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

March 5, 2026